Exhibit 99.1

AITX's RAD and Circadian Risk Bring Continuous Intelligence and Action to Physical Risk Assessment

SARA Assess Connects Existing Security Controls to Dynamic Risk Scoring, Corrective Workflows and Supported Remediation

Detroit, Michigan, September 10, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced the commercial availability of SARA™ Assess, developed in collaboration with Circadian Risk. As SARA's first commercial integration with a third-party physical risk intelligence platform, SARA Assess extends RAD's agentic AI beyond its own hardware ecosystem and creates a new software-led entry point for organizations seeking to continuously verify connected security controls, update facility risk scores, and initiate corrective action.

Artist's depiction of SARA Assess connecting RAD's SARA agentic AI with Circadian Risk's physical risk intelligence platform to identify security control deficiencies, update risk scores and initiate corrective action.

SARA has primarily operated as the intelligence and response layer within RAD's deployed security solutions. SARA Assess marks a significant expansion of that role, enabling SARA to work across third-party systems and return actionable findings to Circadian Risk's platform. This allows organizations to add agentic AI capabilities to existing security environments without making a RAD hardware deployment the required point of entry.

"This is exactly the kind of expansion we built SARA to support," said Steve Reinharz, CEO/CTO of AITX and RAD. "SARA is not confined to the devices we manufacture. With SARA Assess, it can work across third-party security systems, interpret operating conditions, initiate supported actions, and return meaningful intelligence to an enterprise risk platform. This first commercial integration opens SARA to organizations that may not yet deploy RAD hardware and demonstrates that our agentic AI platform can create value across a much larger security ecosystem."

SARA Assess is one of 15 active initiatives included in AITX's product development roadmap and public project tracker. The Company is systematically unveiling these hardware and software projects as their development, testing and release plans are finalized, allowing investors and other stakeholders to follow the roadmap as individual initiatives are introduced.

In its initial application, SARA Assess connects with an organization's video management system to identify cameras that are offline, obstructed, impaired, or otherwise not performing as intended. SARA communicates those findings to the Circadian Risk platform, where the site's risk score can be updated and the appropriate task, work order, or supported corrective action initiated.

"Organizations have traditionally had to separate understanding their physical risk from verifying whether their security controls are actually performing," said Michael Martin, CEO of Circadian Risk. "SARA Assess brings those functions together. RAD's agentic AI provides the active intelligence needed to check connected systems and drive action, while our platform translates those findings into a current view of risk. The result is a practical solution that helps security teams move faster, prioritize more effectively, and maintain greater confidence in the systems protecting their facilities."

SARA Assess builds upon a longstanding relationship between RAD and Circadian Risk. AITX invested in Circadian Risk in 2023, establishing a foundation for collaboration focused on connecting physical risk intelligence with AI-driven security operations. The commercial launch of SARA Assess advances that relationship through a jointly developed solution now available to end users.

SARA Assess is available now for pilot programs and full deployments. The solution will be presented at GSX 2026 in Atlanta, September 14 through 16. Security leaders attending the event are invited to visit Circadian Risk in booth 1747 to meet with Circadian Risk and RAD representatives, see SARA Assess, and discuss its application within their existing security environments.

About Circadian Risk

Circadian Risk is the developer of a physical risk intelligence platform that helps security teams understand and reduce risk exposure across multiple locations. The Circadian Risk platform provides a consistent, portfolio-wide view of risk, helping leaders compare locations, identify the highest exposures and prioritize mitigation where it can have the greatest impact. Security teams gain a clearer basis for allocating resources and communicating priorities to leadership. For more information, visit www.circadianrisk.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS, PERFORMANCE AND CAPABILITY CLAIMS, THIRD-PARTY DATA, AND STATEMENTS OF OPINION

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). No securities may be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act of 1933, as amended. This publication is provided for general informational purposes only, is not investment, legal, tax, accounting, insurance or security-program advice, and is not a recommendation to acquire, hold or dispose of any security. It is not incorporated by reference into, and does not form a part of, any filing by the Company with the Securities and Exchange Commission (the "SEC"), and is not intended to convey material non-public information. To the extent any statement in this publication is inconsistent with, more expansive than, or not otherwise supported by the disclosure contained in the Company's filings with the SEC, those filings control and supersede this publication. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. Words and phrases such as "will," "expects," "designed to," "intended," "can," "opens," "advances" and "available now" identify forward-looking statements, as do statements regarding the commercial availability, functionality, scope and anticipated benefits of SARA Assess; the anticipated ability of SARA to operate across third-party security systems, interpret operating conditions, initiate supported actions and return intelligence to a third-party risk platform; the expectation that SARA Assess will create a new software-led entry point or extend the Company's technology to organizations that do not deploy RAD hardware; expectations regarding pilot programs, the conversion of pilots into paid deployments, customer adoption, pricing, revenue or margin; expectations regarding the continuation, expansion, commercial outcome or value of the Company's relationship with, and investment in, Circadian Risk, Inc. ("Circadian Risk"); and expectations regarding participation in, demonstrations at, or business generated from GSX 2026. Forward-looking statements rest on assumptions and estimates that may prove incorrect and speak only as of the date of this publication. The Company has no obligation to provide the recipient with additional updated information. The Company undertakes no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law

Additional factors specific to the matters described in this publication include: the absence of any minimum purchase, volume, revenue or exclusivity commitment associated with SARA Assess; the possibility that pilot programs are delayed, reduced in scope, terminated or never converted into paid deployments; the fact that the arrangement with Circadian Risk is a commercial collaboration that may be modified or terminated and does not constitute a merger, joint venture, control relationship, or any commitment by either party to any level of business; dependence on third-party platforms, application programming interfaces, video management systems, cloud infrastructure, connectivity and customer implementation that the Company does not control; the risk that SARA Assess does not perform as intended in customer environments, generates false positives or false negatives, or fails to identify impaired, obstructed or offline devices; competition from larger and better capitalized providers; cybersecurity, data privacy, and product and professional liability exposure; and evolving laws, regulations and standards applicable to artificial intelligence, video and sensor technologies, and physical security services

No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price. Important factors that could cause actual results to differ materially from those expressed or implied include, among others: substantial doubt about the Company's ability to continue as a going concern; recurring net losses, negative working capital and the need for continued external financing; execution risk in the ROAMEO production ramp and the limited number of units currently deployed; customer concentration; dependence on Steven Reinharz; substantial and continuing dilution from variable-price financing arrangements and debt conversions; and the limited liquidity and volatility of the Company's common stock, which is quoted on the OTC Pink marketplace and constitutes a "penny stock." Because the Company is a penny stock issuer, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to it. Investors should read this release together with the Company's filings with the Securities and Exchange Commission, including the risk factors and going concern disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, available at www.sec.gov.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/